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                               EMCORE CORPORATION

                5% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2011

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                                    INDENTURE

                          Dated as of [_____ __], 2004

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                      Deutsche Bank Trust Company Americas

                                     Trustee

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                                TABLE OF CONTENTS

                                                                                                               Page

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                                   ARTICLE 2.
                                   THE NOTES

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

                                   ARTICLE 4.
                                   CONVERSION

                                                         i

                                   ARTICLE 5.
                                 SUBORDINATION

                                   ARTICLE 6.
                                   COVENANTS

                                   ARTICLE 7.
                                   SUCCESSORS

   Section 7.01.      Merger, Consolidation, or Sale of Assets...................................................33
   Section 7.02.      Successor Corporation Substituted..........................................................33

                                   ARTICLE 8.
                              DEFAULTS AND REMEDIES

                                                        ii

                                    ARTICLE 9.
                                     TRUSTEE

                                   ARTICLE 10.
                           SATISFACTION AND DISCHARGE

                                   ARTICLE 11.
                        AMENDMENT, SUPPLEMENT AND WAIVER

                                   ARTICLE 12.
                                  MISCELLANEOUS

                                    EXHIBITS

Exhibit A         FORM OF NOTE

                                                        iii

         INDENTURE dated as of [______], 2004 between EMCORE Corporation, a New
Jersey corporation (the "Company"), and Deutsche Bank Trust Company Americas, as
trustee (the "Trustee").

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 5% Convertible
Senior Subordinated Notes due 2011 (the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control"
(including, with correlative meanings, the terms "controlling," "controlled by"
and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a
Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

         "Closing Sale Price" means the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on The Nasdaq National Market or, if the
Common Stock is not listed or admitted to trading on The Nasdaq National Market, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on The
Nasdaq National Market or any national securities exchange, the last reported sales price of the Common Stock as quoted on The

Nasdaq National Market or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on The Nasdaq National Market or any comparable system or, if the Common Stock is not quoted on The Nasdaq National
Market or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc.
selected from time to time by the Company for that purpose.

         "Company" means the issuer, and any and all successors thereto.

         "Common Stock" means the common stock, no par value per share, of the
Company.

         "Corporate Trust Office of the Trustee" shall be at the address of the
Trustee specified in Section 12.02 hereof or such other address as to which the
Trustee may give notice to the Company.

         "Custodian" means the Trustee, as custodian with respect to the Global
Notes or any successor entity thereto.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of
Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to any Global Notes, the Person specified in Section 2.03 hereof as the Depositary with respect to such Global
Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Senior Indebtedness" means any Senior Indebtedness permitted hereunder the principal amount of which is $10.0 million or more and that has been designated by the Company as "Designated Senior Indebtedness."

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Notes" means the Company's 5% Convertible Subordinated Notes due 2006.

         "Existing Notes Indenture" means that Indenture, dated as of May 7,
2001, between the Company and Wilmington Trust Company.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "Global Note" means a permanent global Note substantially in the form of Exhibit A hereto issued in accordance with this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary and that bears the Global Note Legend and has the "Schedule of Exchanges of Notes" attached thereto.

         "Global Note Legend" means the legend set forth in Exhibit A hereto, which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the
United States pledges its full faith and credit.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person, without duplication,
(a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such
Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by credit or loan agreements, bonds, debentures, notes or other written obligations
(whether or not the recourse of the lender is to the whole of the assets of such
Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers'
acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as Capitalized
Lease Obligations on the balance sheet of such Person, (d) all obligations of such Person evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kinds, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade account payables and accrued liabilities arising in the ordinary course of business), (f) all obligations (contingent or otherwise) of such Person under any lease or related document (including a purchase agreement) in connection with the lease of real property or improvements (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such
Person under such lease or related document to purchase or to cause a third party to purchase such leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with generally accepted accounting principles), (g) all obligations (contingent or otherwise) of such Person with respect to any interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (h) all direct or indirect guaranties, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such
Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (g), and (i) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (h).

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a
Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Notes" has the meaning assigned to it in the preamble to this
Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, fees and expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the offering of the Notes by the Company.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the
Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller,
the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the
Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any
Subsidiary of the Company or the Trustee.

         "Participant" means, with respect to the Depositary, Euroclear or
Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

         "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior
Indebtedness pursuant to the Indenture.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any
successor group of the Trustee) with direct responsibilities for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Indebtedness" means (i) the principal of, premium, if any, interest including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, Indebtedness of the Company unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, and (ii) all Obligations with respect to any of the foregoing, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date hereof or hereafter credited, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions and refundings of or amendments, modifications or supplements to, the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (x) any of the
Existing Notes, (y) any Indebtedness of the Company to any of its Subsidiaries
or other Affiliates, (z) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of revolving credit borrowings permitted hereby) and (aa)
any Indebtedness that is incurred in violation of this Indenture.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such
Person or one or more of the other Subsidiaries of such Person or a combination thereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust
Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trading Day" means a day on which trades may be made on The Nasdaq
National Market.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
         "Voting Stock" of a Person means any class or classes of Capital Stock pursuant to which the holders of capital stock under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees thereof of such Person or other persons performing similar functions irrespective of whether or not, at the time Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

Section 1.02. Other Definitions.

                                                                      Defined in
        Term                                                            Section
        ----                                                            -------
        "Authentication Order"......................................     2.02
        "Change of Control" ........................................     6.08
        "Change of Control Offer"...................................     6.08
        "Change of Control Payment".................................     6.08
        "Change of Control Payment Date"............................     6.08
        "Change of Control Payment Notice" .........................     6.08
        "Conversion Price" .........................................     4.01
        "Determination Date" .......................................     4.06
        "Early Call Premium"........................................     3.08

                                                                      Defined in
        Term                                                            Section
        ----                                                            -------
        "Event of Default"..........................................     8.01
        "Expiration Date" ..........................................     4.06
        "Expiration Date" ..........................................     4.06
        "Notice Date" ..............................................     3.07
        "Paying Agent"..............................................     2.03
        "Provisional Redemption" ...................................     3.07
        "Provisional Redemption Date" ..............................     3.07
        "Provisional Redemption Notice" ............................     3.07
        "Provisional Redemption Notice Date" .......................     3.07
        "Provisional Redemption Price" .............................     3.07
        "Purchased Shares" .........................................     4.06
        "Registrar".................................................     2.03
        "tender offer" .............................................     4.06
        "Triggering Distribution"...................................     4.06

Section 1.03 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

         Unless the context otherwise requires:

         (a)  a term has the meaning assigned to it;

         (b)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c)  "or" is not exclusive;

         (d)  words in the singular include the plural, and in the plural include the singular;

         (e)  provisions apply to successive events and transactions; and

         (f)  references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01. Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the
Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of
Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the
Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.13 hereof.

Section 2.02. Execution and Authentication.

         An Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon receipt of a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue in the aggregate principal amount of up to $88,962,500. The
Authentication Order shall specify the amount of Notes to be authenticated, shall provide that all Notes will be represented by a Global Note and the date on which each original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $88,962,500 except as provided in Section 2.08 hereof.

         The Trustee shall act as initial authenticating agent. Thereafter, the
Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the
Trustee may do so. Each reference in this Indenture to authentication by the
Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03. Registrar, Paying Agent and Conversion Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for payment ("Paying Agent"), an office or agency where Notes may be presented for conversion ("Conversion Agent") and an office or agent where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their registration of transfer and exchange. The
Company may appoint one or more co-registrars and one or more additional paying agents and conversion agents. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent and the term
"Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any
Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Conversion Agent or
Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar,
Paying Agent and Conversion Agent and to act as Custodian with respect to the
Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

         Prior to 10:00 a.m., New York City time, on each due date of the principal of, premium, if any, or interest, on any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying
Agent for the payment of principal, premium or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment.
While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a
Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as
Paying Agent, it shall before 10:00 a.m. New York City time on each due date of the principal of, premium, if any, or interest, segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.
Upon any bankruptcy or reorganization proceedings relating to the Company, the
Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven
Business Days

before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the
Company shall otherwise comply with TIA Section 312(a).

Section 2.06. Transfer and Exchange.

         (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar's request. Any exchange or registration of transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.07, 2.10, 2.12(a), 3.06, 4.02 (last paragraph), 6.08(a)(10) or 11.05.

         Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding any mailing of a notice of Notes to be redeemed, (b) any Notes or portions thereof selected or called for redemption (except, in the case of redemption of a Note in part, the portion not to be redeemed) or (c) any Notes or portions thereof in respect of which a Note has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Note in part, the portion not to be purchased).

         All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         (b) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon registration of transfer or exchange of Notes.

         (c) Each Holder of a Note agrees to indemnify the Company, the
Registrar and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on registration of transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among
Participants or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an
Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the
Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the
Trustee in accordance with the provisions hereof, and those described in this
Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the
Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the principal amount of any Note is considered paid under Section
6.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an
Affiliate of any thereof) holds, on a redemption date, a Change of Control
Payment Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.

         In determining whether the Holders of the required principal amount of
Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

         Until certificates representing Notes are ready for delivery, the
Company may prepare and execute, and the Trustee, upon receipt of an
Authentication Order, shall authenticate and deliver temporary Notes. Temporary
Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the
Company shall prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver definitive Notes in exchange for temporary Notes.

                                       10

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.     Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, redemption, payment, conversion, replacement or cancellation and shall destroy canceled
Notes (subject to the record retention requirement of the Exchange Act), in accordance with their normal procedures. All Notes which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the maturity date shall be delivered to the Trustee for cancellation. Certification of the destruction of all canceled Notes shall be delivered to the Company. The
Company may not hold or resell such Notes or issue new Notes to replace Notes that it has purchased or otherwise acquired or that have been delivered to the
Trustee for cancellation.

Section 2.12. Additional Transfer and Exchange Requirements.

         (a) Transfer And Exchange Of Global Notes.

                  (1) Definitive Notes shall be issued in exchange for interests in the Global Notes only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global
         Notes or if it at any time ceases to be a "clearing agency" registered under the Exchange Act, if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing. In either case, the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order (which the Company agrees to delivery promptly), authenticate and deliver Definitive Notes in an aggregate principal amount equal to the principal amount of such Global
         Notes in exchange therefor. Definitive Notes issued in exchange for beneficial interests in Global Notes shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Definitive Notes to the persons in whose names such Notes are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

                  (2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(1), a Global
         Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the
         Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (b) Transfer And Exchange Of Definitive Notes. In the event that
Definitive Notes are issued in exchange for beneficial interests in Global Notes in accordance with Section 2.12(a)(1) of this Indenture, on or after such event when Definitive Notes are presented by a Holder to a Registrar with a request:

                  (x) to register the transfer of the Definitive Notes to a
         person who will take delivery thereof in the form of Definitive Notes only; or

                  (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

                                       11

such Registrar shall register the transfer or make the exchange as requested;
provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange: shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a).

         (c) Transfers of Definitive Notes for Beneficial Interest in Global
Notes. In the event that Definitive Notes are issued in exchange for beneficial interests in Global Notes and, thereafter, the events or conditions specified in
Section 2.12(a)(1) which required such exchange shall cease to exist, the
Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Definitive Notes for interests in Global Notes by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given.
Thereafter, if Definitive Notes are presented by a Holder to a Registrar with a request:

                  (x) to register the transfer of such Definitive Notes to a person who will take delivery thereof in the form of a beneficial interest in a Global Note; or

                  (y) to exchange such Definitive Notes for an equal principal amount of beneficial interests in a Global Note, which beneficial interests will be owned by the Holder transferring such Definitive
         Notes,

the Registrar shall register the transfer or make the exchange as requested by canceling such Definitive Note and causing, or directing the Custodian to cause, the aggregate principal amount of the applicable Global Note to be increased accordingly and, if no such Global Note is then outstanding, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver a new Global Note; provided, however, that the
Definitive Notes presented or surrendered for registration of transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written
         instrument of transfer in accordance with the proviso to Section 2.06;
         and

                  (2) in the case of a Definitive Note to be transferred or
         exchanged for a beneficial interest in a Global Note, such request need not be accompanied by any additional information or documents.

         (d) Transfers to the Company. Nothing in this Indenture or in the Notes shall prohibit the sale or other transfer of any Notes (including beneficial interests in Global Notes) to the Company or any of its Subsidiaries, which
Notes shall thereupon be cancelled in accordance with Section 2.11.

Section 2.13.     CUSIP Numbers.

         The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                       12

Section 2.14. Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the provisional or optional redemption provisions of Section 3.07 hereof, it shall furnish to the
Trustee, at least 20 days but not more than 60 days before a redemption date, an
Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed [or purchased] in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed
[or purchased] among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the
Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than
20 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of
Notes selected shall be in amounts of $1,000 or whole multiples of $1,000;
except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of
$1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

         At least 20 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

                                       13

         (a) the redemption date;

         (b) the redemption price;

         (c) the then current Conversion Price;

         (d) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (e) the name and address of the Paying Agent and Conversion Agent;

         (f) that Notes called for redemption must be surrendered to the Paying
Agent to collect the redemption price;

         (g) that Notes called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

         (h) that Holders who wish to convert Notes must surrender such Notes for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements in paragraph 8 of the Notes;

         (i) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (j) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (k) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the
Company shall have delivered to the Trustee, at least 40 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

         One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.

                                       14

If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 6.01 hereof.

Section 3.06. Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Provisional Redemption.

         (a) The Notes may be redeemed at the election of the Company, as a whole or in part from time to time, at any time (a "Provisional Redemption"), upon at least 20 and not more than 60 days' notice by mail to the Holders of the
Notes (a "Provisional Redemption Notice") at a redemption price equal to $1,000 per $1,000 principal amount of the Notes redeemed plus accrued and unpaid interest, if any (such amount, together with the Early Call Premium described below, the "Provisional Redemption Price"), to but excluding the date of redemption (the "Provisional Redemption Date") if the Closing Sale Price of the
Common Stock has exceeded 150% of the Conversion Price for at least 20 Trading
Days within a period of any 30 consecutive Trading Days ending on the Trading
Day prior to the date of mailing of the notice of Provisional Redemption (the
"Provisional Redemption Notice Date").

         (b) Except as set forth in clause (a) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08. Early Call Premium.

         If the Company delivers a Provisional Redemption Notice pursuant to
Section 3.07(a) on or prior to May 15, 2007, the Company shall make an additional payment, at its option, in cash or Common Stock or a combination of cash and Common Stock (the "Early Call Premium") with respect to the Notes called for redemption to holders on the Provisional Redemption Notice Date in an amount equal to $150.00 per $1,000 principal amount of the Notes, less the amount of any interest actually paid (including, if the Provisional Redemption
Date occurs after a record date but before an interest payment date, any interest paid or to be paid in connection with such interest payment date) on such Notes prior to the Provisional Redemption Date. Payments made in Common
Stock will be valued at 95% of the average closing sales prices of Common Stock for the five Trading Days ending on and including the third day prior to the
Provisional Redemption Date. The Company shall pay the Early Call Premium on all
Notes called for Provisional Redemption, including those Notes converted into
Common Stock between the Provisional Redemption Notice Date and the Provisional
Redemption Date. The Company shall specify in the Provisional Redemption Notice whether the Early Call Premium will be paid in cash, common stock or any combination thereof; provided, however, that in no event will the Company issue common stock to the extent such issuance would require shareholder approval, regardless of whether the amount of stock specified in the Provisional
Redemption Notice would be reduced as a result.

                                       15

Section 3.09. Mandatory Redemption.

         The Company shall not be required to make mandatory redemption payments with respect to the Notes.

                                   ARTICLE 4.
                                  Conversion

Section 4.01. Conversion Privilege.

         A Holder of a Note may convert it into fully paid and nonassessable shares of Common Stock at any time prior to maturity at the Conversion Price then in effect, except that, with respect to any Note called for redemption or submitted or presented for purchase pursuant to Section 6.08, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date or Change of Control Payment Date, as the case may be (unless the Company shall default in making the redemption payment or Change of Control Payment when it becomes due, in which case the conversion right shall terminate on the date such default is cured and such Note is redeemed or purchased, as the case may be). The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of such
Note by the conversion price in effect on the Conversion Date (the "Conversion
Price").

         The initial Conversion Price is stated in Section 8 of the Notes and is subject to adjustment as provided in this Article 4.

         A Holder may convert a portion of a Note equal to any integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a
Note also apply to conversion of a portion of it.

         A Note in respect of which a Holder has delivered a Change of Control
Payment Notice pursuant to Section 6.08 exercising the option of such Holder to require the Company to purchase such Note may be converted only if such Change of Control Payment Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date in accordance with
Section 6.08.

         A Holder of Notes is not entitled to any rights of a holder of Common
Stock until such Holder has converted its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted into Common Stock pursuant to this Article 4.

Section 4.02. Conversion Procedure.

         To convert a Note, a Holder must satisfy the requirements in Section 8 of the Notes. The date on which the Holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the
Conversion Date, the Company shall deliver to the Holder through the Conversion
Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and a check for any fractional share determined pursuant to
Section 4.03 hereof. The Person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such Person's rights as a Holder shall cease; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person entitled to receive the shares of Common Stock upon such conversion as the stockholder of record of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Common Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer

                                       16

books are open; provided further, however, that such conversion shall be at the
Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

         No payment or other adjustment shall be made for accrued interest or dividends or distributions on any Common Stock issued upon conversion of the
Notes. If any Notes are converted during any period after any record date for the payment of an installment of interest but before the next interest payment date, interest for such notes will be paid on the next interest payment date, notwithstanding such conversion, to the Holders of such Notes. Any Notes that are, however, delivered to the Company for conversion after any record date but before the next interest payment date must, except as described in the next sentence, be accompanied by a payment equal to the interest payable on such interest payment date on the principal amount of Notes being converted. The payment to the Company described in the preceding sentence shall not be required if, during that period between a record date and the next interest payment date, a conversion occurs on or after the date that the Company has issued a redemption notice or Change of Control Offer and prior to the date of redemption stated in such notice or the Change on Control Payment Date, as the case may be.
No fractional shares will be issued upon conversion, but a cash adjustment will be made for any fractional shares.

         If a Holder converts more than one Note at the same time, the number of whole shares of Common Stock issuable upon the conversion shall be based on the total principal amount of Notes converted.

         Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

Section 4.03. Fractional Shares.

         The Company will not issue fractional shares of Common Stock upon conversion of a Note. In lieu thereof, the Company will pay an amount in cash based upon the Closing Sale Price of the Common Stock on the last trading day prior to the date of conversion.

Section 4.04. Taxes on Conversion.

         The issuance of certificates for shares of Common Stock upon the conversion of any Note shall be made without charge to the converting Holder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder or Holders of the converted
Note; provided, however, that in the event that certificates for shares of
Common Stock are to be issued in a name other than the name of the Holder of the
Note converted, such Note, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder of the converted Note, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

Section 4.05. Company to Provide Stock.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Notes as

                                       17

herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes for shares of Common Stock. All shares of
Common Stock which may be issued upon conversion of the Notes shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and free of any lien or adverse claim when so issued.

         The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on The Nasdaq National
Market or other over-the-counter market or such other market on which the Common
Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such automated quotation system or exchange at such time.

Section 4.06. Adjustment of Conversion Price.

         The Conversion Price shall be subject to adjustment from time to time as follows:

         (a) Stock split and combinations. In case the Company, at any time or from time to time after the issuance date of the Notes (a) subdivides or splits the outstanding shares of its Common Stock, (b) combines or reclassifies the outstanding shares of its Common Stock into a smaller number of shares or (c)
issues by reclassification of the shares of its Common Stock any shares of its capital stock, then the Conversion Price in effect immediately prior to that event or the record date for that event, whichever is earlier, will be adjusted so that the holder of any Notes thereafter surrendered for conversion will be entitled to receive the number of shares of the Company's Common Stock or of its other securities which the Holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had those
Notes been surrendered for conversion immediately before the occurrence of that event or the record date for that event, whichever is earlier.

         (b) Stock Dividends in Common Stock. In case the Company, at any time or from time to time after the issuance date of the Notes, pays a dividend or makes a distribution in shares of its Common Stock on any class of its capital stock other than dividends or distributions of shares of Common Stock or other securities with respect to which adjustments are provided in paragraph (a) above or with respect to payments of interest or dividend obligations with respect to a particular series of capital stock in accordance with the terms of such capital stock, the Conversion Price will be adjusted so that the Holder of each
Note will be entitled to receive, upon conversion of that Note, the number of shares of the Company's Common Stock determined by multiplying (a) the
Conversion Price by (b) a fraction, the numerator of which will be the number of shares of Common Stock outstanding and the denominator of which will be the sum of that number of shares and the total number of shares issued in that dividend or distribution;

         (c) Issuance of rights or warrants. In case the Company issues to all holders of its Common Stock rights or warrants entitling those holders for a period of not more than 60 days to subscribe for or purchase its Common Stock or securities convertible into its Common Stock at a price per share or conversion price per share less than the Current Market Price, the Conversion Price in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive those rights or warrants will be reduced by multiplying the Conversion Price by a fraction, the numerator of which is the sum of the number of shares of the Company's Common Stock outstanding at the close of business on that record date and the number of shares of Common Stock that the aggregate offering price of the total number of shares of the Company's Common Stock so offered for subscription or purchase

                                       18

would purchase at the Current Market Price and the denominator of which is the sum of the number of shares of Common Stock outstanding at the close of business on that record date and the number of additional shares of the Company's Common
Stock so offered for subscription or purchase. For purposes of this paragraph
(c), the issuance of rights or warrants to subscribe for or purchase securities convertible into shares of the Company's Common Stock will be deemed to be the issuance of rights or warrants to purchase shares of the Company's Common Stock into which those securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount, if any, payable upon conversion of those securities into shares of the Company's Common Stock. This adjustment will be made successively whenever any such event occurs.

         (d) Distribution of indebtedness, securities or assets. In case the
Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection
(b) of this Section 4.06), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection
(c) of this Section 4.06 and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion
Price by a fraction of which the numerator shall be the current market price per share (as defined in subsection (g) of this Section 4.06) of the Common Stock on the record date mentioned below less the fair market value on such record date
(as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an
Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the current market price per share
(as defined in subsection (g) of this Section 4.06) of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

         (e) In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of
Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a
Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.06 has been made and (B) all other cash distributions to all or substantially all holders of its
Common Stock made within the 12 months preceding the date of payment of the
Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.06 has been made, exceeds an amount equal to 10.0% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (g) of this Section 4.06) on the Business Day (the
"Determination Date") immediately preceding the day on which such Triggering
Distribution is declared by the Company multiplied by the number of shares of
Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the current market price per share of the Common Stock (as determined in

                                       19

accordance with subsection (g) of this Section 4.06) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value
(determined as aforesaid in this Section 4.06(d)) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of
Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such current market price per share of the Common Stock (as determined in accordance with subsection (g) of this Section 4.06) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

         (f) In case any tender offer made by the Company or any of its
Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the
Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of
(A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 4.06 has been made and (B) all cash distributions to all or substantially all holders of its Common
Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 4.06 has been made, exceeds an amount equal to 10.0% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (g)
of this Section 4.06) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration
Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding
(including tendered shares but excluding any shares held in the treasury of the
Company) at the Expiration Time multiplied by the current market price per share of the Common Stock (as determined in accordance with subsection (g) of this
Section 4.06) on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased
Shares and excluding any shares held in the treasury of the Company) at the
Expiration Time and the current market price per share of Common Stock (as determined in accordance with subsection (g) of this Section 4.06) on the
Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the
Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the
Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.06(f) to any

                                       20

tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.06(f).

         For purposes of this Section 4.06(e), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to
"purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

         (g) For the purpose of any computation under subsections (b), (c), (d)
and (e) of this Section 4.06, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Sale Prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the
Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsections (d) and (e) of this Section
4.06 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (c), (d) or (e) of this
Section 4.06. If no such prices are available, the current market price per share shall be the fair value of share of Common Stock as determined by the
Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

         (h) If any distribution in respect of which an adjustment to the
Conversion Price is required to be made as of the record date or Determination
Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

Section 4.07. No Adjustment.

         No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this
Section 4.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the
Common Stock.

Section 4.08. Other Adjustments.

         (a) In the event that, as a result of an adjustment made pursuant to
Section 4.06 hereof, the Holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the
Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this
Article 4.

         (b) In the event that shares of Common Stock are not delivered after the expiration of any of the rights or warrants referred to in Section 4.06(c)
hereof, the Conversion Price shall be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

                                       21

Section 4.09. Adjustments for Tax Purposes.

         The Company may make such reductions in the Conversion Price, in addition to those required by Section 4.06 hereof, as it determines in its discretion to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients thereof.

Section 4.10. Notice of Adjustment.

         Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.
Unless and until a Trust Officer of the Trustee shall receive written notice of an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion
Price of which it has knowledge remains in effect.

Section 4.11. Notice of Certain Transactions.

         In the event that:

         (1) the Company takes any action which would require an adjustment in the Conversion Price;

         (2) the Company takes any action that would require a supplemental indenture pursuant to Section 4.12; or

         (3) there is a dissolution or liquidation of the Company;

the Company shall mail to Holders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be, to permit a Holder of a Note to convert such Note into shares of Common Stock prior to the record date for or the effective date of the transaction in order to receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.11.

Section 4.12. Effect of Reclassifications, Consolidations, Mergers or Sales on
Conversion Privilege.

         If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of
Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or as a result of a reincorporation of the Company in another jurisdiction),
(ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common
Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a

                                       22

supplemental indenture in form reasonably satisfactory to the Trustee providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of
Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. In the event that the shares of Common Stock are exchanged or substituted for other securities in connection with any such reclassification, change, consolidation, merger, sale or conveyance, such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this
Article 4. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash)
receivable thereupon by a Holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company
shall reasonably consider necessary by reason of the foregoing. The provision of this Section 4.12 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         In the event the Company shall execute a supplemental indenture pursuant to this Section 4.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

Section 4.13. Trustee's Disclaimer.

         The Trustee has no duty to determine when an adjustment under this
Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers'
Certificate with respect thereto which the Company is obligated to file with the
Trustee pursuant to Section 4.12 hereof.

Section 4.14. Voluntary Reduction.

         The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if the Board of Directors determines that such reduction would be in the best interest of the Company and the Company provides 15 days prior notice of any reduction in the Conversion Price;
provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock.

                                       23

                                   ARTICLE 5.
                                  SUBORDINATION

Section 5.01. Agreement to Subordinate.

         (a) The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes (including the principal of, premium, if any, and interest on all the Notes and the redemption price and
Early Call Premium, if any, with respect to any Notes being called for redemption and the Change of Control Payment with respect to all Notes subject to purchase pursuant to Section 6.08 hereof) is subordinated in right of payment, to the extent and in the manner provided in this Article 5, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness. No provision of this Section 5 shall prevent the occurrence of any Default or Event of Default.

         (b) Nothing contained in this Indenture or in the definition of Senior
Indebtedness under this Indenture is meant or shall be construed to provide that the Notes issued under this Indenture are not senior to the Existing Notes.

Section 5.02. Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

              (i) holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Senior
         Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness)
         before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive Permitted
         Junior Securities); and

              (ii) until all Obligations with respect to Senior Indebtedness (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article 5 shall be made to holders of Senior Indebtedness (except that Holders of Notes may receive Permitted Junior Securities), as their interests may appear.

Section 5.03. Default on Designated Senior Indebtedness.

         (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Permitted Junior Securities) until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full if:

              (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Indebtedness; or

              (ii) a default, other than a payment default, on Designated Senior
         Indebtedness occurs and is continuing that then permits holders of the
         Designated Senior Indebtedness to accelerate its maturity and the
         Trustee receives a notice of the default (a "Payment Blockage

                                       24

         Notice") from a Person who may give it pursuant to Section 5.12 hereof.
         If the Trustee receives any such Payment Blockage Notice, no subsequent
         Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 360 days shall have elapsed since the issuance of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on the
         Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any
         Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

         (b) The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

              (i) the date upon which the Trustee receives notice from the
         Company that the default is cured or waived or ceases to exist, or

              (ii) in the case of a default referred to in clause (ii) of
         Section 5.03(a) hereof, 179 days pass after the Payment Blockage Notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated,

if this Article 5 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section 5.04. Acceleration of Notes.

         If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

Section 5.05. When Distribution Must Be Paid Over.

         In the event that the Trustee or any Holder receives any payment of any
Obligations or distribution of assets of the Company of any kind or character
(other than Permitted Junior Securities pursuant to Section 5 hereof), whether in cash, property or securities (including, without limitation, by way of setoff or otherwise) with respect to the Notes at a time when the Trustee or such
Holder, as applicable, has actual knowledge that such payment is prohibited by
Section 5.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all
Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of
Senior Indebtedness.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article
5, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

                                       25

Section 5.06. Notice by Company.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 5, but failure to give such notice shall not affect the subordination of the Notes to the Senior
Indebtedness as provided in this Article 5.

Section 5.07. Subrogation.

         After all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of the Senior Indebtedness and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes and entitled to similar rights of subrogation) to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that payments or distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article 5 to holders of Senior Indebtedness that otherwise would have been made to Holders of
Notes (whether by the Company, any Holder, the Trustee or otherwise) is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 5.08. Relative Rights.

         This Article 5 defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

              (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes in accordance with their terms;

              (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior
         Indebtedness; or

              (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes.

         If the Company fails because of this Article 5 to pay principal of, premium, if any, or interest on a Note on the due date, the failure is still a
Default or Event of Default.

Section 5.09. Subordination May Not Be Impaired by Company.

         No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the
Company or any Holder to comply with this Indenture.

Section 5.10. Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of
Senior Indebtedness, the distribution may be made and the notice given to their
Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of

                                       26

competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the
Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior
Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

Section 5.11. Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its
Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 5. Only the Company or a
Representative may give the notice. Nothing in this Article 5 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 9.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior
Indebtedness with the same rights it would have if it were not Trustee. Any
Agent may do the same with like rights.

Section 5.12. Authorization to Effect Subordination.

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 5, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
8.09 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Designated Senior Indebtedness are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 5.13. Amendments.

         The provisions of this Article 5 shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

Section 5.14. Agreement to Subordinate Unaffected.

         The provisions of this Article 5 shall remain in full force and effect irrespective of (a) any amendment, modification, or supplement of, or any waiver or consent to, any of the terms of the Senior Indebtedness or the agreement or instrument governing the Senior Indebtedness, (b) the release or non-perfection of any collateral securing the Senior Indebtedness or (c) the manner of sale or other disposition of the collateral securing the Senior Indebtedness or the application of the proceeds upon such sale.

Section 5.15. Certain Conversions Deemed Payment.

         For the purposes of this Article 5 only, (1) the issuance and delivery of Permitted Junior Securities upon conversion of Notes in accordance with
Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of, or premium, if any, or interest on the Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to
Section 4.03), property or securities (other than Permitted Junior Securities)
upon conversion of a Note shall be deemed to constitute payment on account

                                       27

of the principal of such Note. Nothing contained in this Article 5 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the
Company, its creditors other than holders of Senior Indebtedness and the
Holders, the right, which is absolute and unconditional, of the Holder of any
Note to convert such Note in accordance with Article 4.

                                   ARTICLE 6.
                                   COVENANTS

Section 6.01. Payment of Notes.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the
Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the
Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate borne by the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 6.02. Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, the City of New
York, a Paying Agent, Conversion Agent, Registrar and an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the
Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the
Company of its obligation to maintain an office or agency in the Borough of
Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 6.03. Reports.

         The Company shall furnish to the Holders of Notes copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934;
or, if the

                                       28

Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in
respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided, that if the Company files the reports required by this Section 6.03 with the SEC and such reports are publicly available, it shall be deemed to have satisfied its obligation to furnish such reports to the Holders pursuant to this Section
6.03. The Company shall at all times comply with TIA Section 314(a).

Section 6.04. Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or
Event of Default shall have occurred, describing all such Defaults or Events of
Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 6.05. Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 6.06.     Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                                       29

Section 6.07. Corporate Existence.

         Subject to Article 7 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents
(as the same may be amended from time to time) of the Company or any such
Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the
Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 6.08. Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (the "Change of Control Payment"). Within 10 business days following any Change of Control, the Company shall mail a notice to each Holder stating:
(1) that the Change of Control Offer is being made pursuant to this Section 6.08 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be 30 business days after the occurrence of a
Change of Control (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) the name and address of each
Paying Agent and Conversion Agent, (5) the Conversion Price and any adjustments thereto, (6) that Notes as to which a Change of Control Payment Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only to the extent that the Change of Control Payment Notice has been withdrawn in accordance with the terms of this Indenture, (7) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (8) that Holders electing to have any
Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase"
on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date; (9) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Business Day preceding the Change of Control Payment
Date, a telegram, telex, facsimile transmission, letter or any other written form setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (10) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The
Company shall comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

         A "Change of Control" shall be deemed to have occurred if any of the following occurs after the date hereof:

              (i) any "person" or "group" (as such terms are defined below) is or becomes the "beneficial owner" (as defined below), directly or indirectly (other than as a direct result of

                                       30

         repurchases of stock by the Company), of shares of Voting Stock of the
         Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or such person or group (other than the "management group") has the power, directly or indirectly, to elect a majority of the members of the Board of
         Directors of the Company; provided, that Voting Stock acquired in an exempt transaction shall not constitute a Change of Control;

              (ii) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than (a) pursuant to a transaction in which the Persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee
         Person or (b) an exempt transaction; or

              (iii) there shall occur the liquidation or dissolution of the
         Company.

         For the purpose of the definition of "Change of Control", (i) "person"
and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the
Exchange Act (or any successor provision thereto), (ii) a "beneficial owner"
shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting
Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change of Control determination is being made, all Unissued
Shares deemed to be held by all other Persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of
"beneficial owner". The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change of Control. The term "exempt transaction" means any purchase from the
Company of equity interests in the Company by the management group; provided that the management group does not collectively beneficially own more than 65%
of the total Voting Stock of all outstanding classes of Voting Stock of the
Company following such purchase. The term "management group" means any of Thomas
Russell, The AER 1997 Trust, Robert Louis - Dreyfus, Gallium Enterprises, Inc.
and Reuben Richards.

         Notwithstanding anything to the contrary set forth in this Section
6.08, a Change of Control will not be deemed to have occurred if either:

                  (i) the Closing Sale Price of the Common Stock for any five
         Trading Days during the period of the ten Trading Days immediately preceding the Change of Control is at least equal to 105% of the
         Conversion Price in effect on such day; or

                  (ii) in the case of a merger or consolidation, all of the
         consideration (excluding cash payments for fractional shares in the merger or consolidation constituting the Change of Control) consists of common stock traded on a United States national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change of
         Control) and as a result of such transaction or transactions the Notes become convertible solely into such common stock.

                                       31

         (b) A Holder may exercise its rights pursuant to this Section 6.08 upon delivery of a written notice (which shall be in substantially the form entitled
"Option of Holder to Elect Purchase" on the reverse of the Notes and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change of Control Payment
Notice") to any Paying Agent at any time prior to the close of business on the
Business Day next preceding the Change of Control Purchase Date.

         Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change of Control Payment Notice contemplated by this
Section 6.08(b) shall have the right to withdraw such Change of Control Payment
Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change of Control Payment Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section
6.08(a) hereof.

         Upon receipt by any Paying Agent of the Change of Control Payment
Notice specified in this Section 6.08(b), the Holder of the Security in respect of which such Change of Control Payment Notice was given shall (unless such
Change of Control Payment Notice is withdrawn as specified below) thereafter be entitled to receive the Change of Control Payment Price with respect to such
Note. Such Change of Control Payment Price shall be paid to such Holder promptly following the later of (i) the Change of Control Payment Date with respect to such Note (provided the conditions in this Section 6.08(b) have been satisfied)
and (ii) the time of delivery of such Note to a Paying Agent by the Holder thereof in the manner required by this Section 6.08(b). Notes in respect of which a Change of Control Payment Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change of Control Payment Notice unless such Change of Control
Payment Notice has first been validly withdrawn.

         (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying
Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the
Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the
Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes, and the
Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of
Control Offer on or as soon as practicable after the Change of Control Payment
Date.

         If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change of Control Payment Price of any Note for which a
Change of Control Payment Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change of Control Payment Date, such
Note will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change of Control
Payment Price as aforesaid).

         (d) Notwithstanding anything to the contrary in this Section 6.08, the
Company shall not be required to make a Change of Control Offer upon a Change of
Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 6.08 hereof and all other provisions of this Indenture applicable to a
Change of Control

                                       32

Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                                   ARTICLE 7.
                                   SUCCESSORS

Section 7.01. Merger, Consolidation, or Sale of Assets.

         The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the
United States, any state thereof or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than the
Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the
Company under the Registration Rights Agreement, the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the
Trustee, (iii) immediately after such transaction, no Default or Event of
Default exists and (iv) the Company or the surviving corporation, as the case may be, shall have delivered to the Trustee and Officers' Certificate and an
Opinion of Counsel, each stating that such merger, consolidation, conveyance, transfer or lease comply with this Article Seven and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Section 7.02. Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 7.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's assets that meets the requirements of Section 7.01 hereof.

                                   ARTICLE 8.
                              DEFAULTS AND REMEDIES

Section 8.01.     Events of Default.

         An "Event of Default" occurs if:

         (a) the Company defaults in the payment when due of interest on the
Notes and such default continues for a period of 30 days;

                                       33

         (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

         (c) the Company fails to comply with any of the provisions of Section
6.08 hereof;

         (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for
60 days after notice to the Company by the Trustee or the Holders of at least
25% in aggregate principal amount of the Notes then outstanding voting as a single class;

         (e) the Company fails to provide timely notice of a Change of Control;

         (f) the Company:

              (i) commences a voluntary case,

              (ii) consents to the entry of an order for relief against it in an involuntary case,

              (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

              (iv) makes a general assignment for the benefit of its creditors,
         or

              (v) generally is not paying its debts as they become due; or

         (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i) is for relief against the Company in an involuntary case;

              (ii) appoints a custodian of the Company or for all or
         substantially all of the property of the Company; or

              (iii) orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 8.02. Acceleration.

         If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 8.01 hereof with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (f) or (g) of Section 8.01 hereof occurs with respect to the Company, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the
Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default
(except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

                                       34

Section 8.03. Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the
Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 8.04. Waiver of Past Defaults.

         Subject to Section 8.02, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the
Trustee may on behalf of the Holders of all of the Notes waive an existing
Default or Event of Default and its consequences hereunder, except a continuing
Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) or a failure by the Company to convert any Notes into Common Stock (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).
Upon any such waiver, such Default shall cease to exist, and any Event of
Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other
Default or impair any right consequent thereon.

Section 8.05. Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the
Trustee in personal liability.

Section 8.06. Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                                       35

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another
Holder of a Note.

Section 8.07. Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any
Holder of a Note to receive payment of principal, premium and interest on the
Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), to convert such Note in accordance with
Article 4 or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 8.08. Collection Suit by Trustee.

         If an Event of Default specified in Section 8.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 8.09. Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the
Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the
Holders of the Notes allowed in any judicial proceedings relative to the Company
(or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 9.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the
Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10. Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

              First: to the Trustee, its agents and attorneys for amounts due under Section 9.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                                       36

              Second: to Holders of Notes for amounts due and unpaid on the
         Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

              Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to
Holders of Notes pursuant to this Section 8.10.

Section 8.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this
Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.
This Section does not apply to a suit by the Trustee, a suit by a Holder of a
Note pursuant to Section 8.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 9.
                                     TRUSTEE

Section 9.01. Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

              (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this
         Indenture against the Trustee; and

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                                       37

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 9.02. Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The
Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an
Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be charged with knowledge of any Default or
Event of Default with respect to the Notes unless either (1) a Responsible
Officer shall have actual knowledge of such Default or Event of Default or (2)
written notice of such Default or Event of Default shall have been given to the
Trustee by the Company or by any Holder of the Notes.

                                       38

Section 9.03. Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any
Affiliate of the Company with the same rights it would have if it were not
Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 9.10 and 9.11 hereof.

Section 9.04. Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this
Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this
Indenture other than its certificate of authentication.

Section 9.05. Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the
Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 9.06. Reports by Trustee to Holders of the Notes.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the
Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of
Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d).
The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 9.07. Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The
Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                                       39

         The Company shall indemnify the Trustee and its officers, directors, employees, representations and agents against any and all losses, liabilities or expenses incurred by it, including in any Agent capacity in which it acts, arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this
Indenture against the Company (including this Section 9.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.
Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the
Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 9.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the
Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of
Default specified in Section 8.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any
Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2)
to the extent applicable.

Section 9.08. Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor
Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the
Trustee if:

         (a) the Trustee fails to comply with Section 9.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor
Trustee. Within one year after the successor Trustee

                                       40

takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor
Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a
Holder for at least six months, fails to comply with Section 9.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the
Trustee hereunder have been paid and subject to the Lien provided for in Section
9.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section
9.08, the Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring Trustee.

Section 9.09. Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the successor corporation or banking association without any further act shall be the successor Trustee; provided, however, that such corporation or banking association shall be otherwise eligible under Section 9.10 of the Indenture.

Section 9.10. Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to
TIA Section 310(b).

Section 9.11. Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                       41

                                   ARTICLE 10.
                           SATISFACTION AND DISCHARGE

Section 10.01. Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

         (1)  either:

              (a)  all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in
                   trust and thereafter repaid to the Company) have been
                   delivered to the Trustee for cancellation; or

              (b)  all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the
                   making of a notice of redemption or otherwise or will become due and payable within one year and the Company has
                   irrevocably deposited or caused to be deposited with the
                   Trustee as trust funds in trust solely for the benefit of the
                   Holders, cash in U.S. dollars, non-callable Government
                   Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the
                   Notes not delivered to the Trustee for cancellation for
                   principal, premium and accrued interest to the date of
                   maturity or redemption;

         (2)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

         (3)  the Company has paid or caused to be paid all sums payable by it under this Indenture; and

         (4)  the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of
Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 10.02 shall survive.

Section 10.02. Application of Trust Money.

         All money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent
(including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the
Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                       42

         If the Trustee or Paying Agent is unable to apply any money or
Government Securities in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the
Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the
Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Section 10.03.    Repayment to Company.

         The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 10.1 and (ii) held by them at any time.

         The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each
Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general unsecured creditors.

Section 10.04.    Reinstatement.

         If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated
as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment from the money held by the Trustee or such Paying Agent.

                                   ARTICLE 11.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 11.01. Without Consent of Holders of Notes.

         Notwithstanding Section 11.02 of this Indenture, the Company and the
Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any
Holder;

         (c) to provide for the assumption of the Company's obligations to the
Holders of the Notes by a successor to the Company pursuant to Article 7 hereof;

                                       43

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

         (f) to provide for the issuance of additional Notes pursuant to the purchasers option set forth in the Purchase Agreement.

         Upon the request of the Company accompanied by a resolution of its
Board of Directors authorizing the execution of any such amended or supplemental
Indenture, and upon receipt by the Trustee of the documents described in Section
9.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this
Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 11.02. With Consent of Holders of Notes.

         Except as provided below in this Section 11.02, the Company and the
Trustee may amend or supplement this Indenture (including Section 6.08 hereof)
and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class
(including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 8.04 and 8.07 hereof, any existing Default or Event of Default (other than a Default or Event of
Default in the payment of the principal of, premium, if any, or interest on the
Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the
Notes). Section 2.08 hereof shall determine which Notes are considered to be
"outstanding" for purposes of this Section 11.02.

         Upon the request of the Company accompanied by a resolution of its
Board of Directors authorizing the execution of any such amended or supplemental
Indenture, and upon the filing with the Trustee of evidence satisfactory to the
Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 11.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental
Indenture or waiver. Subject to Sections 8.04 and 8.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected,

                                       44

an amendment or waiver under this Section 11.02 may not (with respect to any
Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Section 6.08 hereof;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes; or

         (g) make any change in Section 8.04 or 8.07 hereof or in the foregoing amendment and waiver provisions.

Section 11.03. Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 11.04. Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a
Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 11.05. Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an
Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                                       45

Section 11.06. Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 9.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02. Notices.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

         EMCORE Corporation
         145 Belmont Drive
         Somerset, New Jersey 08873
         Telecopier No.:  (732) 271-9686
         Attention:  Chief Financial Officer

         With a copy to:
         Jenner & Block LLP
         601 Thirteenth Street, N.W.
         Washington, D.C. 20005
         Telecopier No.:  (202) 637-6374
         Attention:  John E. Welch, Esq.

         If to the Trustee:
         Deutsche Bank Trust Company Americas
         60 Wall Street
         27th Floor - MSNYC60-2710
         New York, NY 10005
         Telecopier No.:  (212) 454-2223
         Attention:  Corporate Trust & Services Agency

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                                       46

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any
Person described in TIA Section 313(c), to the extent required by the TIA.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other
Holders with respect to their rights under this Indenture or the Notes. The
Company, the Trustee, the Registrar and anyone else shall have the protection of
TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in
Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                                       47

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of
Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and
Stockholders.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.
Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08. Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO
CONSTRUE THIS INDENTURE THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES
OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER
JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this
Indenture.

Section 12.10. Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                       48

Section 12.13. Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the
Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signature page follows]

                                       49

                                   SIGNATURES

Dated as of [________], 2004
                                     EMCORE Corporation

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     Deutsche Bank Trust Company Americas,
                                     as Trustee

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

                                  FORM OF NOTE

                        [LEGEND TO APPEAR ON GLOBAL NOTE]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER
USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A
GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS
REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS
EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE
DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE
INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR
SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A
WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE
DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE
DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH
SUCCESSOR DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH SECTION 2.12 OF THE INDENTURE.

                                       A-1

                               EMCORE CORPORATION

CUSIP:            [_________]
R-1

                5% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2011

         EMCORE Corporation, a New Jersey corporation (the "Company," which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of [____________] Dollars ($[_______]) on [_______], 2011 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note.

         Interest Payment Dates:  May 15 and November 15

         Record Dates:  May 1 and November 1

         This Note is convertible as specified on the other side of this Note.
Additional provisions of this Note are set forth on the other side of this Note.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                         EMCORE Corporation

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title

Attest:

By:
   ------------------------------------
   Name:
   Title

Dated:
      ---------------------------------

Trustee's Certificate of Authentication: This is one of the Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
   ------------------------------------
   Name:
   Title: Authorized Signer

                                       A-2

                           [REVERSE SIDE OF SECURITY]

                               EMCORE CORPORATION
                5% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2011

1. INTEREST

         EMCORE Corporation, a New Jersey corporation (the "Company," which term shall include any successor corporation under the Indenture hereinafter referred
to), promises to pay interest on the principal amount of this Note at the rate of 5% per annum. The Company shall pay interest semiannually on May 15 and
November 15 of each year, commencing May 15, 2004, unless such date is not a business day, in which case, we shall pay interest on the next succeeding business day and such payment shall be deemed to have been paid on such interest payment date and no interest shall accrue during the additional period of time.
Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [_______], 2004; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT

         The Company shall pay interest on this Note (except defaulted interest)
to the person who is the Holder of this Note at the close of business on May 1 or November 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United
States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Definitive Note by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of
$2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the
Depositary or its nominee.

3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT

         Initially, Deutsche Bank Trust Company Americas (the "Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The
Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or
Registrar.

4. INDENTURE, LIMITATIONS

         This Note is one of a duly authorized issue of Notes of the Company designated as its 5% Convertible Senior Subordinated Notes due 2011 (the
"Notes"), issued under an Indenture dated as of [_______], 2004 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust
Indenture Act of 1939, as amended, as in effect on the date of the Indenture.
This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them. All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the
Indenture.

                                       A-3

         The Notes are subordinated unsecured obligations of the Company limited to $[_______] aggregate principal amount, subject to Section 2.2 of the
Indenture. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5. PROVISIONAL REDEMPTION

         The Notes may be redeemed at the election of the Company, as a whole or in part from time to time, at any time (a "Provisional Redemption"), upon at least 20 and not more than 60 days' notice by mail to the Holders of the Notes
(a "Provisional Redemption Notice") at a redemption price equal to $1,000 per
$1,000 principal amount of the Notes redeemed plus accrued and unpaid interest, if any (such amount, together with the Early Call Premium described below, the
"Provisional Redemption Price"), to but excluding the date of redemption (the
"Provisional Redemption Date") if the Closing Sale Price of the Common Stock has
exceeded 150% of the Conversion Price for at least 20 Trading Days within a period of any 30 consecutive Trading Days ending on the Trading Day prior to the date of mailing of the notice of Provisional Redemption (the "Provisional
Redemption Notice Date").

         Except as set forth above, the Company shall not have the option to redeem the Notes.

6. EARLY CALL PREMIUM

         If the Company delivers a Provisional Redemption Notice on or prior to
May 15, 2007, the Company shall make an additional payment, at its option, in cash or Common Stock or a combination of cash and Common Stock (the "Early Call
Premium") with respect to the Notes called for redemption to holders on the
Provisional Redemption Notice Date in an amount equal to $150.00 per $1,000 principal amount of the Notes, less the amount of any interest actually paid
(including, if the Provisional Redemption Date occurs after a record date but before an interest payment date, any interest paid or to be paid in connection with such interest payment date) on such Notes prior to the Provisional
Redemption Date. Payments made in Common Stock will be valued at 95% of the average closing sales prices of Common Stock for the five Trading Days ending on the third day prior to the Provisional Redemption Date. The Company shall pay the Early Call Premium on all Notes called for Provisional Redemption on or prior to May 15, 2007, including those Notes converted into Common Stock between the Provisional Redemption Notice Date and the Provisional Redemption Date. The
Company shall specify in the Provisional Redemption Notice whether the Early
Call Premium will be paid in cash, common stock or any combination thereof;
provided, however, that in no event will the Company issue common stock to the extent such issuance would require shareholder approval, regardless of whether the amount of stock specified in the Provisional Redemption Notice would be reduced as a result.

7. NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of
Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest, if any, accrued to, but not including, the Redemption Date, interest shall cease to accrue on Notes or portions of them called for redemption.

8. PURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE OF CONTROL

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal

                                       A-4

amount of such part is $1,000 or an integral multiple thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a
Change of Control, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Change of
Control Purchase Date. The Holder shall have the right to withdraw any Change of
Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple thereof) at any time prior to the close of business on the
Business Day next preceding the Change of Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

9. CONVERSION

         A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on May 15, 2011; provided, however, that if the Note is called for redemption or subject to purchase upon a Change of Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the redemption date or the Change of Control Purchase Date, as the case may be, for such Note or such earlier date as the Holder presents such Note for redemption or purchase (unless the Company shall default in making the redemption payment or Change of Control Purchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased).

         The initial Conversion Price is $[ ] per share, subject to adjustment under certain circumstances. The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note or portion thereof converted by the Conversion Price in effect on the Conversion
Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price (as defined in the
Indenture) of the Common Stock on the Trading Day immediately prior to the
Conversion Date.

         To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion
Agent, and (d) pay any transfer or similar tax, if required. Notes so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Notes or portions thereof called for redemption or subject to purchase upon a Change of Control on a
Redemption Date or Change of Control Purchase Date, as the case may be, during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a
Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Note then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Note, subject to the provisions of this
Indenture relating to the payment of defaulted interest by the Company. If the
Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

         A Note in respect of which a Holder had delivered a Change of Control
Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Change of Control Purchase
Notice is withdrawn in accordance with the terms of the Indenture.

                                       A-5

10. SUBORDINATION

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full in cash of all Senior Indebtedness. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior
Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior
Indebtedness or any extension or renewal of the Senior Indebtedness.

11. DENOMINATIONS, TRANSFER, EXCHANGE

         The Notes are in registered form without coupons in denominations of
$1,000 and integral multiples thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a
Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

12. PERSONS DEEMED OWNERS

         The Holder of a Note may be treated as the owner of it for all purposes.

13. UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the
Company for payment.

14. AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and an existing default or
Event of Default and its consequence or compliance with any provision of the
Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding.
Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

15. SUCCESSOR CORPORATION

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

16. DEFAULTS AND REMEDIES

         Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest on any Notes; (ii) default in payment of any principal (including, without limitation, any premium, if any) on the Notes when due; (iii) failure by the Company for 60 days after notice to it to

                                       A-6

comply with any of its other agreements contained in the Indenture or the Notes;
(iv) we fail to comply with any of the provisions of Section 6.08 of the
Indenture; (v) we fail to provide timely notice of a change of control; and (vi)
certain events of bankruptcy, insolvency or reorganization of the Company. If an
Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the
Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the
Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The
Trustee may require indemnity satisfactory to it before it enforces the
Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

17. TRUSTEE DEALINGS WITH THE COMPANY

         Deutsche Bank Trust Company Americas, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may
otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

18. NO RECOURSE AGAINST OTHERS

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

19. AUTHENTICATION

         This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this
Note.

20. ABBREVIATIONS AND DEFINITIONS

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

         All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

21. INDENTURE TO CONTROL; GOVERNING LAW

                                       A-7

         In the case of any conflict between the provisions of this Note and the
Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New
York, without regard to principles of conflicts of law.

         The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: EMCORE
Corporation, 145 Belmont Drive, Somerset, New Jersey 08873, Attention: Chief
Financial Officer.

                                       A-8

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:
               ----------------------------

Date:
       (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:
   -----------------------------------------------------------------------------

*        The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the
         Securities Transfer Agent Medallion Program (STAMP); (ii) the New York
         Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange
         Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                       A-9

                                CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box: [ ]

To convert only part of this Note, state the principal amount to be converted
(must be $1,000 or an integral multiple thereof):
$____________.

If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

Your Signature:
               ---------------------------------------

Date:
      ------------------------------------------------
       (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:
   -----------------------------------------------------------------------------

*        The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the
         Securities Transfer Agent Medallion Program (STAMP); (ii) the New York
         Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange
         Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                      A-10

OPTION TO ELECT REPURCHASE UPON A CHANGE OF CONTROL

To:               EMCORE Corporation

         The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from EMCORE Corporation (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this
Note at the Change of Control Purchase Price, together with accrued interest to, but excluding, such date.

Dated:
      --------------------------------------------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------
                                           Signature(s)

                                           Signature(s) must be guaranteed by a
                                           qualified guarantor institution with
                                           membership in an approved signature
                                           guarantee program pursuant to Rule
                                           17Ad-15 under the Securities Exchange
                                           Act of 1934.

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------
                                           Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

--------------------------------------------------------------------------------
NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                      A-11

                         SCHEDULE OF EXCHANGES OF NOTES

         The following exchanges, redemptions, repurchases or conversions of a part of this global Note have been made:

   PRINCIPAL AMOUNT OF THIS
  GLOBAL NOTE FOLLOWING SUCH                                    AMOUNT OF DECREASE IN        AMOUNT OF INCREASE IN
        DECREASE DATE OF          AUTHORIZED SIGNATORY OF      PRINCIPAL AMOUNT OF THIS     PRINCIPAL AMOUNT OF THIS
     EXCHANGE (OR INCREASE)              CUSTODIAN                   GLOBAL NOTE                  GLOBAL NOTE
   -------------------------     ------------------------     --------------------------   --------------------------

                                      A-12